Exhibit 1.1

Embarq Corporation

6.738% Notes due 2013

7.082% Notes due 2016

7.995% Notes due 2036

Underwriting Agreement

May 12, 2006

Bear, Stearns & Co. Inc.,

Goldman, Sachs & Co.,

Lehman Brothers Inc.

As Representatives of the several Underwriters

named in Schedule I hereto,

c/o Bear, Stearns & Co. Inc.,

383 Madison Avenue

New York, New York 10179.

and

Goldman, Sachs & Co.,

85 Broad Street

New York, New York 10004.

and

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019.

Ladies and Gentlemen:

Sprint Capital Corporation, a Delaware corporation (the “Selling Noteholder”), a wholly owned subsidiary of Sprint Nextel Corporation, a Kansas corporation (“Sprint Nextel”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) (x) an aggregate of $1,000,000,000 principal amount of 6.738% Notes due 2013 (“2013 Notes”) of Embarq Corporation, a Delaware corporation (the “Company”), (y) an aggregate of $2,000,000,000 principal amount of 7.082% Notes due 2016 (“2016 Notes”) of the Company, and (z) an aggregate of $1,485,000,000 principal amount of 7.995% Notes due 2036 (“2036 Notes”) of the Company (the 2013 Notes, 2016 Notes and 2036 Notes together, the “Securities”).

At the date hereof, the Company is a wholly owned subsidiary of Sprint Nextel. Before the Time of Delivery (as defined in Section 5(a) hereof), pursuant to the Separation and Distribution Agreement, dated as of May 1, 2006, between Sprint Nextel and the Company (the “Separation and Distribution Agreement”), (i) in exchange for, and as a condition to, the transfer by Sprint Nextel of assets (consisting of the local telecommunications division and wholesale product distribution operations) and the assumption by the Company of certain liabilities, Sprint Nextel will receive (1) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and (2) the Securities and the cash proceeds of the Company’s new borrowings, in an aggregate amount of approximately $6.6 billion; and (ii) Sprint Nextel will distribute pro rata to Sprint Nextel’s stockholders all of the outstanding shares of the Common Stock, all as more fully described in the Pricing Prospectus (as defined in Section 1(a) hereof) under the heading “Summary - The Spin-off.” On the first business day following such distribution, Sprint Nextel will transfer the Securities to Sprint Capital pursuant to the Exchange Agreement, dated as of May 5, 2006 (the “Exchange Agreement”), in satisfaction of specified inter-company indebtedness owed by Sprint Nextel to Sprint Capital. The transactions described in (i) and (ii) above are hereinafter referred to collectively as the “Spin-Off”. As used herein, the term “Spin-Off Agreements” collectively refers to the Separation and Distribution Agreement, the Tax Sharing Agreement, the Trademark Assignment and License Agreement, the Software and Proprietary Information Agreement, the Patent Agreement and the Employee Matters Agreement, each of which is described under the caption “Agreements with Sprint Nextel” in the Pricing Prospectus (as defined below).

In addition, before the Time of Delivery (as defined in Section 5(a) hereof), and prior to the consummation of the Spin-Off, the Company will enter into an $3,100,000,000 Credit Facility (the “Credit Facility”) evidenced by a credit agreement (the “Credit Loan Agreement”) among the Company, as borrower, Citibank, N.A., as administrative agent, and a syndicate of lenders.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form S-1 (File No. 333-131747) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); the various parts of such registration statement, as amended at the time it was declared effective under the Act, including all pre-effective amendments, the financial statements, exhibits (but excluding the Statement of Eligibility (Form T-1)) and schedules thereto, and including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Act, is called the “Registration Statement”; the Registration Statement has been declared effective by the Commission under the Act; no other document with respect to the Registration Statement has as of the date of this Agreement been filed with the Commission other than correspondence with the Commission in connection with the Registration Statement; and no stop order suspending the effectiveness of the Registration Statement, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (the preliminary prospectus, dated as of May 4, 2006, included in the Registration Statement before it became effective under the Act, and any prospectus thereafter filed with the Commission by the Company pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the Preliminary Prospectus relating to the Securities that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus”; and the final prospectus relating to the sale of the Securities by the Selling Noteholder, in the form first filed with the Commission by the Company pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Pricing Prospectus and the-then current preliminary prospectus at the time any Issuer Free Writing Prospectus was issued, at the time of filing thereof, complied in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder; and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 12:30 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus as supplemented by the Issuer Free Writing Prospectus listed in Schedule II(a) hereto and the final term sheet prepared and filed pursuant to Section 6(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus is listed on Schedule II(a) or Schedule II(b) hereto and did not include information that conflicted with the information contained in the Registration Statement or the then-current preliminary prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions in the Pricing Disclosure Package or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(d) (i) The Registration Statement and any post-effective amendments thereto, as of their respective effective dates, did not contain or, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and any post-effective amendments thereto, as of their respective effective dates, and the Prospectus, as of its issue date and, as amended or supplemented, if applicable, as of the Time of Delivery (as defined in Section 5(a) hereof), complied or will comply in all material respects with the Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus, as of its issue date and, as amended or supplemented, if applicable, as of the Time of Delivery does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this paragraph do not apply to (x) statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto based upon information furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein, or (y) those exhibits to the Registration Statement that constitute the Statement of Eligibility (Form T-1) of the Trustee (as defined below);

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and is duly qualified to transact business and is, and will be upon consummation of the Spin-Off, in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business or results of operations of the Company and its Subsidiaries (as defined in Section 1(f) hereof), taken as a whole, or on the sale and offering of the Securities as contemplated by this Agreement and the Pricing Disclosure Package (each, a “Material Adverse Effect”);

(f) Each subsidiary of the Company or entity which will become a subsidiary of the Company as a result of the Spin-Off and that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission (assuming for purposes of such determination that the Spin-Off had been consummated and each such entity was a subsidiary of the Company as of the end of the Company’s most recently completed fiscal year (ended December 31, 2005)) (collectively, the “Subsidiaries”) has been duly incorporated, formed or otherwise organized, is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, and has the corporate, limited liability company, or partnership, as the case may be, power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect; and all of the issued shares of capital stock or other equity interests of each

Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as otherwise set forth in the Pricing Disclosure Package and except for directors’ qualifying shares, are, or will be by the Time of Delivery (as defined in Section 5(a) hereof), owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims (1) which would not reasonably be expected to have a Material Adverse Effect or (2) pursuant to the Credit Loan Agreement and as have been disclosed in the Pricing Disclosure Package;

(g) As of the date hereof, the Company has 100 shares of Common Stock issued and outstanding and all of the issued shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable;

(h) The Securities have been duly authorized and, when issued and delivered in accordance with the terms of the Separation and Distribution Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the indenture to be dated as of the date of the Time of Delivery (the “Indenture”) between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when executed and delivered by the Company and the Trustee, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general principles of equity; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Prospectus;

(i) The statements set forth in the Pricing Disclosure Package and Prospectus under the caption “Agreements with Sprint Nextel” insofar as they purport to describe the provisions of the documents referred to therein, are an accurate summary of the material terms of such provisions;

(j) The Separation and Distribution Agreement has been duly authorized, executed and delivered by the Company, and the other Spin-Off Agreements to which the Company or its Subsidiaries is a party and the Credit Loan Agreement have been duly authorized by the Company and such Subsidiaries; and the execution, delivery and compliance by the Company and such Subsidiaries with all of the provisions of the Separation and Distribution Agreement, such Spin-Off Agreements and the Credit Loan Agreement and the consummation of the transactions contemplated thereby (including the issuance of the Securities to Sprint Nextel under the Separation and Distribution Agreement and the transfer of the Securities to the Selling Noteholder under the Exchange Agreement), (i) does not and will not violate any provision of the certificate of incorporation or by-laws of the Company and (ii) does not and will not violate any provision of law applicable to the Company or any of its Subsidiaries, any agreement or other instrument binding upon the Company or any of its Subsidiaries or any of their assets or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except in each case set forth in this clause (ii) for violations that would not reasonably be expected to have a

Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company and its subsidiaries of the transactions contemplated by the Spin-Off Agreements or the performance by the Company and its subsidiaries under the Spin-Off Agreements or the Credit Loan Agreement except such as have been obtained or such as the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect;

(k) This Agreement has been duly authorized, executed and delivered by the Company, and the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein (i) does not and will not violate any provision of the certificate of incorporation or by-laws of the Company and (ii) does not and will not violate any provision of law applicable to the Company or any of its Subsidiaries, any agreement or other instrument binding upon the Company or any of its Subsidiaries or any of their assets or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except in each case set forth in this clause (ii) for violations that would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Securities to Sprint Nextel or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except (x) such as have been obtained under the Act and the Trust Indenture Act, (y) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and (z) those consents, approvals, registrations, authorizations or qualifications the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect;

(l) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Disclosure Package, there has not been any change in the capital stock (other than (i) issuances of capital stock upon exercise of options and settlement of restricted stock units and (ii) grants of stock options, restricted stock, restricted stock units and other equity-based awards and equity-based compensation) or change in long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package;

(m) Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or by-laws or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, other than any such default that would not reasonably be expected to have a Material Adverse Effect;

(n) The Company and its Subsidiaries possess, or will possess by the Time of Delivery (as defined in Section 5(a) hereof), all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses material to the Company and its Subsidiaries, taken as a whole, except for such licenses, certificates, permits or other authorizations the failure of which to possess, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business;

(o) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is subject that are required to be described in the Registration Statement or the Pricing Disclosure Package and that are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Pricing Disclosure Package that are not described as required. There are no contracts or other documents required to be filed as exhibits to the Registration Statement that are not filed as required;

(p) The Company is not and, after giving effect to the offering and sale of the Securities and the Spin-Off, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(q) The Company is permitted under Rule 164 and Rule 433 under the Act to issue and use free writing prospectuses, including not being, at the relevant times, an “ineligible issuer,” as defined under Rule 405 under the Act;

(r) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(s) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto;

(t) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the

“Exchange Act”)) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective in (x) providing reasonable assurance that material information required to be disclosed by the Company in the reports that the Company is required to file and submit under the Exchange Act is recorded, processed, summarized and reported as and when required, and (y) providing reasonable assurance that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to management, including the Company’s principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure;

(u) By the Time of Delivery (as defined in Section 5(a) hereof) the Common Stock will be listed for regular trading on the New York Stock Exchange and the Securities will be “covered securities” for purposes of Section 18 of the Act.

2. Representations and Warranties of the Selling Noteholder.

(a) The Selling Noteholder represents and warrants to and agrees with each of the Underwriters that:

(i) This Agreement and the Exchange Agreement have been duly authorized, executed and delivered by it;

(ii) It has full right, power and authority to enter into this Agreement, the Exchange Agreement and to consummate the transactions contemplated herein (including the sale, assignment, transfer and delivery of the Securities as contemplated hereunder) and therein; the execution and delivery by it of this Agreement and the Exchange Agreement, and compliance by it with all of the provisions of this Agreement and the Exchange Agreement, the sale of the Securities by it to the Underwriters and the consummation of the transactions contemplated herein and therein do not and will not conflict with (i) any provision of its certificate of incorporation or by-laws (ii) any material agreement or other instrument binding upon it or any of its subsidiaries or any of their assets or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to it or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or other authority having jurisdiction over it or any of its subsidiaries, except in the case of clauses (ii) and (iii), as would not have an adverse effect on the ability of the Selling Noteholder to consummate the transactions contemplated by this Agreement and the Exchange Agreement;

(iii) No consent, approval, authorization, order, registration or qualification of or filing with any governmental agency or body or any court is required in connection with the execution, delivery or performance of this Agreement and the Exchange Agreement by it, the consummation by it of the transactions contemplated by this Agreement and the Exchange Agreement or in connection with the sale of the Securities by it to the Underwriters, except as may be required under (x) state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters or (y) the Act, the Exchange Act or the Trust Indenture Act and as have been obtained;

(iv) The Registration Statement, and any amendments thereto, as of their respective effective dates, did not contain or, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and any Preliminary Prospectus, the Pricing Prospectus and the Pricing Disclosure Package do not contain and, the Prospectus, as of its issue date and, as amended or supplemented, if applicable, as of the Time of Delivery does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the representations and warranties set forth in this paragraph apply only to statements or omissions in the Registration Statement, any Preliminary Prospectus, Issuer Free Writing Prospectus, Pricing Prospectus, Pricing Disclosure Package or Prospectus, and any supplements or amendments thereto, based upon information relating to it and furnished by it to the Company in writing (which the parties hereto agree consists of only the information under the caption “Selling Noteholder”); and

(v) The Selling Noteholder will have, immediately prior to the Time of Delivery (as defined in Section 5(a) hereof), good and valid title to the Securities, free and clear of all liens, encumbrances or claims; and, upon delivery of the Securities and payment therefor pursuant hereto, good and valid title to the Securities, free and clear of all liens, encumbrances or claims, will pass to the several Underwriters;

(vi) None of the Selling Noteholder or any of its affiliates has taken or will take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

(vii) The Selling Noteholder will deliver to you prior to or at the Time of Delivery (as defined in Section 5(a) hereof) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

3. Sale and Purchase. Subject to the terms and conditions herein set forth, the Selling Noteholder agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Noteholder, at a purchase price of:

(a) 99.120% of the principal amount of 2013 Notes, plus accrued interest, if any, from May 17, 2006 to the Time of Delivery (as defined below) hereunder, the principal amount of 2013 Notes set forth opposite the name of such Underwriter in Schedule I hereto;

(b) 99.119% of the principal amount of 2016 Notes, plus accrued interest, if any, from May 17, 2006 to the Time of Delivery (as defined below) hereunder, the principal amount of 2016 Notes set forth opposite the name of such Underwriter in Schedule I hereto; and

(c) 99.118% of the principal amount of 2036 Notes, plus accrued interest, if any, from May 17, 2006 to the Time of Delivery (as defined below) hereunder, the principal amount of 2036 Notes set forth opposite the name of such Underwriter in Schedule I hereto.

4. Offering and Sale. Upon the authorization by the Selling Noteholder of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

5. Delivery.

(a) The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company and the Selling Noteholder with The Depository Trust Company (“DTC”) or its designated custodian. The Selling Noteholder will deliver the Securities to the Representatives, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Selling Noteholder to the Representatives at least forty-eight hours in advance, by causing DTC to credit the Securities to the account of the Representatives at DTC. The Company and the Selling Noteholder will cause the global certificates representing the Securities to be made available to you for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on May 19, 2006 or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery”.

(b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 9(k) and (l) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY, 10004 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6. Agreements of the Company. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Securities, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus or the notice referred to in Rule 173(a) under the Act in lieu thereof is required by law at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act or the Trust Indenture

Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in Securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the Time of Delivery or such earlier time as you may notify the Company, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, in the Separation and Distribution Agreement and in the Exchange Agreement of any securities of the Company that are substantially similar to the Securities;

(f) To comply with its disclosure, reporting and delivery obligations under the Act and the Exchange Act; and

(g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission): provided, however, it being understood that the filing of any such reports, financial statements and information with the Commission via the EDGAR filing system shall be deemed to have been delivered to you as a result of such filing; and provided, further, that should any information required to be provided pursuant to clause (ii) be nonpublic information, prior to providing any such information the Company shall notify the Underwriters of such fact and if any such Underwriter requests such information to be provided to it, it shall comply with such confidentiality requirements as the Company may reasonably request.

7. Free Writing Prospectuses.

(a)            (i) The Company represents and agrees that, without the prior consent of the Representatives and the Selling Noteholder, and the Selling Noteholder represents and agrees that, without the prior consent of the Representatives and the Company, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act, except, in the case of the Company, the final term sheet prepared and filed pursuant to Section 6(a) hereof;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company, the Selling Noteholder and the Representatives, other than (x) one or more term sheets relating to the Securities containing customary information and communicated to purchasers of Securities or (y) any free writing prospectus permitted pursuant to Section 7(a)(i), it has not used and will not use or refer to any offer relating to the Securities that would constitute a “free writing prospectus”; and

(iii) the Company, the Selling Noteholder and the Representatives agree that any free writing prospectus the use of which has been consented to by the Company, the Selling Noteholder and the Representatives is listed on Schedule II(a) or Schedule II(b) hereto;

(b) The Company has complied with and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

8. Fees and Expenses. The Selling Noteholder covenants and agrees with the several Underwriters that the Selling Noteholder will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof as reasonably requested by the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under securities laws as provided in Section 6(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the preparation of the legal investment survey (which shall not in any case exceed the estimate previously provided to the Company); (iv) any fees charged by securities rating services for rating the Securities; (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities (which shall not in any case exceed the estimate previously provided to the Company); (vi) the cost of preparing the Securities; (vii) the fees and expenses of the Trustee; and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

9. Conditions. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Noteholder herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; the final term sheet contemplated by Section 6(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions (a form of each such opinion is attached as Annex II(b) hereto), dated the Time of Delivery, in form and substance satisfactory to you, with respect to the matters covered in paragraphs (i), (ii), (iii), (iv), (vi) and (xii)) of subsection (c) below as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) King & Spalding LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(c) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware; the Company has the corporate power to own and lease its properties and conduct its business as described in the Pricing Prospectus;

(ii) All of the outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and nonassessable;

(iii) This Agreement has been duly authorized, executed and delivered by the Company;

(iv) The issuance, execution and delivery of the Securities have been duly authorized by the Company; the Securities, when executed and delivered by the Company and duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by Sprint Nextel in accordance with the terms of the Separation and Distribution Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to the effect of general principles of equity, and will be entitled to the benefits of the Indenture; and the Securities and the Indenture conform in all material respects to the descriptions thereof in the Prospectus;

(v) To the best of such counsel’s knowledge based solely on inquiries of representatives of the Company who have responsibility for litigation and governmental proceedings, and other than as set forth in the Pricing Prospectus, such counsel does not know of any litigation or any governmental proceedings instituted or threatened against the Company or its consolidated subsidiaries that would be required to be disclosed in the Pricing Prospectus and is not so disclosed;

(vi) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to the effect of general principles of equity; and the Indenture has been duly qualified under the Trust Indenture Act;

(vii) The issuance of the Securities by the Company and the execution, delivery and performance of this Agreement and the Indenture by the Company and the consummation of the transactions contemplated by this Agreement and the Indenture (a) will not breach or result in a default under or result in the creation or imposition of any lien upon any property of the Company or any Subsidiary pursuant to any agreement or instrument filed as an exhibit to the Registration Statement, (b) will not result in a violation of the provisions of the certificate of incorporation or by-laws of the Company and (c) will not result in a violation of any federal or New York statute or the Delaware General Corporation Law or any rule or regulation that has been issued pursuant to any federal or New York statute or the Delaware General Corporation Law or any order known to such counsel by any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties, except that it is understood that no opinion is given in this paragraph (vi) with respect to any state securities law or any rule or regulation issued pursuant to any state securities law;

(viii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law is required for the issuance and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except (1) such as have been obtained and (2) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(ix) The statements set forth in the Prospectus under the caption “Description of the Notes” and “Agreements with Sprint Nextel,” insofar as such statements summarize the legal matters, agreements or documents described therein, are accurate in all material respects;

(x) The statements set forth in the Prospectus under the caption “Material United States Federal Income Tax Considerations,” insofar as they purport to constitute summaries of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, are accurate summaries of the matters set forth therein in all material respects;

(xi) The Company is not and, after giving effect to the offering and sale of the Securities and the Spin-Off, will not be an “investment company”, as such term is defined in the Investment Company Act;

(xii) The Registration Statement, as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder, except that such counsel expresses no opinion with respect to the financial statements and notes thereto, the financial statement schedules and notes thereto and the other financial data included therein or omitted therefrom or the Statement of Eligibility on Form T-1; and although they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, except to the extent set forth in paragraphs (ix) and (x) above, on the basis of the information that was developed in the course of the performance of the services provided by such counsel, nothing has come to such counsel’s attention that causes them to believe that: (i) the Registration Statement, as of its effective date and as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the

Pricing Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Prospectus, as of its date and as of the Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, with respect to clauses (i), (ii) and (iii) above, such counsel expresses no belief with respect to the financial statements and notes thereto, the financial statement schedules and notes thereto and the other financial data included therein or omitted therefrom or the Statement of Eligibility on Form T-1; and such counsel does not know of any documents that are required to be filed as exhibits to the Registration Statement and are not so filed or of any documents that are required to be summarized in the Prospectus which are not so summarized;

(d) Jones Day, counsel for the Selling Noteholder shall have furnished to you their written opinion (a draft of such opinion is attached as Annex II(d) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i) This Agreement has been authorized by all necessary corporate action of, and executed and delivered by, the Selling Noteholder;

(ii) The Exchange Agreement has been authorized by all necessary corporate action of, and executed and delivered by, the Selling Noteholder;

(iii) The (i) execution, delivery and performance of (A) this Agreement by the Selling Noteholder and (B) the Exchange Agreement by the Selling Noteholder, (ii) sale of the Securities by the Selling Noteholder and (iii) compliance with the terms and provisions thereof by the Selling Noteholder will not violate any law or regulation known to such counsel to be generally applicable to transactions of this type, or any order or decree of any court, arbitrator or governmental agency that is binding upon the Selling Noteholder or its property or violate or result in a default under any of the terms and provisions of the certificate of incorporation or bylaws of the Selling Noteholder or any agreement to which the Selling Noteholder is a party or bound (the opinion being limited (i) to those orders, decrees and agreements identified on exhibits to the opinion, and (ii) in that counsel expresses no opinion with respect to any violation (a) not readily ascertainable from the face of any such order, decree or agreement, (b) arising under or based upon any cross default provision insofar as it relates to a default under an agreement not identified on the exhibits to the opinion, or (c) arising as a result of any violation of any agreement or covenant by failure to comply with any financial or numerical requirement requiring computation);

(iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery or performance of this Agreement or the Exchange Agreement by the Selling Noteholder, or in connection with the sale of the Securities by the

Selling Noteholder to the Underwriters, except as may be required under (1) state securities or Blue Sky laws or (2) the Act, the Exchange Act or the Trust Indenture Act;

(v) Upon payment by the Underwriters for the Securities to be sold by the Selling Noteholder as provided in this Agreement, delivery (within the meaning of Section 8-301 of the Uniform Commercial Code, as in effect in the State of New York on the date hereof) ( the “UCC”)) of such Securities, as directed by the Underwriters, to, and receipt by, Cede & Co. (“Cede”) or such other nominee in the State of New York as may be designated by The Depository Trust Company (“DTC”), continuing registration of such Securities in accordance with the Company’s certificate of incorporation, bylaws and applicable law on the Company’s registry in the name of Cede or such other nominee and DTC’s indicating by book entry that the Securities have been credited to the Underwriters’ “securities accounts” (as defined in Section 8-501(a) of the UCC) maintained by DTC for the Underwriters in accordance with Section 8-501 of the UCC, (A) DTC will be a “protected purchaser” of such Securities within the meaning of Section 8-303 of the UCC, (B) the Underwriters will acquire a “security entitlement” (as defined in Section 8-102 of the UCC) in respect of such Securities under Section 8-501 of the UCC and (C) no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlement within the meaning of section 8-502 of the UCC.

(e) Potter Anderson & Corroon LLP, special Delaware counsel for the Selling Noteholder shall have furnished to you their written opinion (a draft of which is attached as Annex II(e) hereto), dated the Time of Delivery, in form and substance satisfactory to you, to the effect that the Exchange Agreement constitutes a valid and binding obligation of the Selling Noteholder, enforceable against the Selling Noteholder in accordance with its terms;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m. New York City time on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, KPMG LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of bring-down letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of the Time of Delivery is attached as Annex I(b) hereto);

(g) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package there shall not have been any change in the capital stock (other than (i) issuances of capital stock upon exercise of options and settlement of restricted stock units and (ii) grants of stock options, restricted stock, restricted stock units and other equity-based awards and equity-based compensation) or change in long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package;

(h) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, other than consistent with any such announcement made prior to the Applicable Time;

(i) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange (the “NYSE”); (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package;

(j) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of Prospectuses;

(k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request;

(l) The Selling Noteholder shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Selling Noteholder satisfactory to you as to the accuracy of the representations and warranties of the Selling Noteholder herein at and as of the Time of Delivery, as to the performance by the Selling Noteholder of all of its obligations hereunder to be performed at or prior to such Time of Delivery;

(m) The Company shall have entered into the Credit Loan Agreement on the terms substantially similar in all material respects to those described in the Pricing Disclosure Package; and

(n) The Underwriters shall have received evidence reasonably satisfactory to them as to the prior consummation of the Spin-Off; and

(o) The Underwriters and Sprint Nextel shall have entered into the Transaction Letter Agreement, dated as of the date hereof, and shall have received such opinions and certificates, in form and substance satisfactory to them, as may be required by such agreement.

10. Indemnity and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the offering of the Securities by the Selling Noteholder (including, but not limited to, in a Preliminary Prospectus and the Pricing Prospectus), the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus (including, but not limited to, in a Preliminary Prospectus and the Pricing Prospectus), the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein;

(b) The Selling Noteholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the offering of the Securities by the Selling Noteholder (including, but not limited to, in a Preliminary Prospectus and the Pricing Prospectus), the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary prospectus (including, but not limited to, in a Preliminary Prospectus and the Pricing Prospectus), the Registration Statement, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling Noteholder expressly for use therein (which the parties hereto agree consists of only the information under the caption “Selling Noteholder”); and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Noteholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus (including, but not limited to, in a Preliminary Prospectus and the Pricing Prospectus), the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further that the liability of the Selling Noteholder pursuant to this section shall not exceed the gross proceeds, as indicated on the cover page of the Prospectus, from the sale of the Securities sold by the Selling Noteholder pursuant to this Agreement.

(c) Each Underwriter will indemnify and hold harmless the Company and the Selling Noteholder against any losses, claims, damages or liabilities to which the Company or the Selling Noteholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus relating to the offering of the Securities by the Selling Noteholder (including, but not limited to, in a Preliminary Prospectus and the Pricing Prospectus), the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus (including, but not limited to, in a Preliminary Prospectus and the Pricing Prospectus), the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Selling Noteholder for any legal or other expenses reasonably incurred by the Company and the Selling Noteholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action within a reasonable time after being given notice of commencement of the action or such indemnified party shall have reasonably concluded (based on the advice of counsel) that counsel selected by the indemnifying party has an actual conflict of interest or there may be defenses available to the indemnified party which are different from or additional to those available to the indemnifying party), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred. The indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Noteholder on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Noteholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Noteholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Noteholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Noteholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent provided in subsection (a), (b) or (c) above. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. Notwithstanding anything to the contrary in this subsection (e), the Selling Noteholder shall only be required to contribute insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based (i) upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) upon an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (including, but not limited to, in a Preliminary Prospectus and the Pricing Prospectus), the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in reliance upon and in conformity with written information furnished to the Company by the Selling Noteholder expressly for use therein (which the parties hereto agree consists of only the information under the caption “Selling Noteholder”).

(f) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Selling Noteholder (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Selling Noteholder within the meaning of the Act.

11.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company and the Selling Noteholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Noteholder that you have so arranged for the purchase of such Securities, or the Company and the Selling Noteholder notify you that they have so arranged for the purchase of such Securities, you or the Company and the Selling Noteholder shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you, the Company and the Selling Noteholder as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company or the Selling Noteholder shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you, the Company and the Selling Noteholder as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company or the Selling Noteholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Noteholder, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Noteholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, the Selling Noteholder or the Company, or any officer or director or controlling person of the Company or the Selling Noteholder, and shall survive delivery of and payment for the Securities.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Noteholder shall be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; and, if this Agreement is terminated by the Underwriters, or any one of them (i) because of any failure or refusal on the part of the Company or the Selling Noteholder to comply with the terms or to fulfill any of the conditions of this Agreement (other than the failure to satisfy the conditions to closing set forth in Section 9(i)(i), (iii), (iv) or (v)), or (ii) if, for any reason, the Company or the Selling Noteholder shall be unable to perform their respective obligations under this Agreement, the Selling Noteholder will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Bear, Stearns & Co. Inc., Goldman, Sachs & Co. and Lehman Brothers Inc. on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives at (a) Bear, Stearns & Co. Inc., at 383 Madison Ave, NY NY 10179, Attention: Chris O’Connor, Debt Capital Markets, (b) Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Facsimile number: (212) 526-0943, Attention: High Grade Fixed Income Syndicate (with a copy to the General Counsel at the same address); and (c) Goldman, Sachs & Co., at One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department. If to the Selling Noteholder at 2001 Edmund Halley Drive, Reston, VA 20191 Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Selling Noteholder and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Noteholder, or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Selling Noteholder and the Company acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and Selling Noteholder, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Selling Noteholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Selling Noteholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) it has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Selling Noteholder each agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Selling Noteholder, respectively, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between and among the Company, the Selling Noteholder and the Underwriters, or any of them, with respect to the subject matter hereof.

19. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

20. The Company, the Selling Noteholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

22. Notwithstanding anything herein to the contrary, the Company and the Selling Noteholder are each authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Noteholder relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Noteholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Noteholder for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Embarq Corporation

By:	/s/ LESLIE H. MEREDITH
Name:	Leslie H. Meredith
Title:	Vice President and Treasurer

Sprint Capital Corporation

By:	/s/ RICHARD S. LINDAHL
Name:	Richard S. Lindahl
Title:	VP and Treasurer

Accepted as of the date hereof on behalf of each of the Underwriters:

Bear, Stearns & Co. Inc.,

By:	/s/ DAVID GRANVILLE-SMITH
(Bear, Stearns & Co. Inc.)

Goldman, Sachs & Co.,

By:	/s/ GOLDMAN, SACHS & CO.
(Goldman, Sachs & Co.)

Lehman Brothers Inc.

By:	/s/ MARTIN A. RAGDE
(Lehman Brothers Inc.)

SCHEDULE I

	Principal Amount of Securities to be Purchased
Underwriters	2013 Notes	2016 Notes	2036 Notes
Bear, Stearns & Co. Inc.	$200,000,000	$400,000,000	$297,000,000
Goldman, Sachs & Co.	$200,000,000	$400,000,000	$297,000,000
Lehman Brothers Inc.	$200,000,000	$400,000,000	$297,000,000
Citigroup Global Markets Inc	$75,000,000	$150,000,000	$111,375,000
J.P. Morgan Securities Inc.	$75,000,000	$150,000,000	$111,375,000
Banc of America Securities LLC	$50,000,000	$100,000,000	$74,250,000
Mitsubishi UFJ Securities International plc	$50,000,000	$100,000,000	$74,250,000
Barclays Capital Inc.	$50,000,000	$100,000,000	$74,250,000
Greenwich Capital Markets, Inc.	$50,000,000	$100,000,000	$74,250,000
Wachovia Capital Markets, LLC	$50,000,000	$100,000,000	$74,250,000

Total	$1,000,000,000	$2,000,000,000	$1,485,000,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses:

•	None.

(b)	Other Free Writing Prospectuses:

•	News release filed with the SEC on May 4, 2006.